Exhibit 10.67

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.  ACCORDINGLY, THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT (i) AN OPINION OF COUNSEL SATISFACTORY TO ZAMBA CORPORATION THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR (ii) SUCH REGISTRATION.

ZAMBA CORPORATION

WARRANT
TO PURCHASE
SHARES OF SERIES A PREFERRED STOCK
OF NEXTNET WIRELESS, INC.

Date:       February 17, 2003

Minneapolis, Minnesota

FOR VALUE RECEIVED, Morgan Street Partners, LLC, or its successors or assigns (“Holder”), is entitled to purchase from Zamba Corporation, a Delaware corporation (the “Company”), up to125,000 fully paid and nonassessable shares of NextNet Wireless Series A Preferred Stock held by the Company or such greater or lesser number of such shares as may be determined by application of the anti-dilution provisions of this Warrant, at the price of $6.00 per share, subject to adjustments as noted below (the “Warrant Exercise Price”).  This Warrant is issued in conjunction with Stock Purchase Agreements (the “Stock Purchase Agreements”) executed on or around the date of this Warrant by individuals who are not affiliates of Holder.

This Warrant may be exercised by Holder at any time or from time to time prior to the close of business on May 17, 2004.

RECITALS:

A.            The Company owns shares of Series A Preferred Stock, $.0001 par value per share (“Zamba’s NextNet Stock”), of NextNet Wireless, Inc., a Delaware corporation (“NextNet”), pursuant to the Series A Preferred Stock Purchase Agreement dated as of September 21, 1998 between Zamba and NextNet (the “Zamba Purchase Agreement”); and Zamba’s NextNet Stock can be converted into common shares of NextNet at the exchange ratio of three shares of NextNet common stock for every one share of Zamba’s NextNet Stock.

B.            Zamba’s NextNet Stock is also subject to the Second Amended and Restated Investors’ Rights Agreement dated as of November 14, 2002 among the Company, NextNet and the investors and founders identified therein (the “Investors’ Rights Agreement”), the Right of First Refusal Agreement dated as of September 21, 1998 among the Company, NextNet and the Series B purchasers identified therein (the “Right of First Refusal Agreement”), and the Second Amended and Restated Voting Agreement dated as of November 14, 2002, among NextNet, the Company and certain other investors (the “Voting Agreement”).

This Warrant is subject to the following terms and conditions:

1.             Exercise.  The rights represented by this Warrant may be exercised by the Holder, in whole or in part, by written election, in the form set forth below, by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company, by payment to it by cash, certified check or bank draft of the Warrant Exercise Price for the shares to be purchased and by delivery of a subscription agreement, an investment letter and/or similar documents acceptable to the Company demonstrating that the sale of the shares to be purchased is exempt from registration under the Securities Act of 1933, as amended, and any state securities law.  The shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant has been exercised by payment to the Company of the Warrant exercise price; provided, however, that this Warrant shall be exercisable only for whole shares, and cash will be paid to Holder in lieu of any fractional shares.  Certificates for the shares of stock so purchased, bearing an appropriate restrictive legend, shall be delivered to the Holder promptly after the rights represented by this Warrant shall have been so exercised, subject to any remaining requirements or time necessary to clear the right of first refusal set forth in Section 2(b), and, unless this warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant has not been exercised shall also be delivered to the Holder hereof within such time.  No fractional shares shall be issued upon the exercise of this Warrant.

2.             Shares.

(a)           All shares that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized and issued, fully paid and nonassessable shares and free and clear of all liens, security interests, charges and other encumbrances, other than restrictions on transfer that are contained in the Zamba Purchase Agreement, the Right of First Refusal Agreement, the Investors Rights Agreement, the Voting Agreement, all of which as they may be amended from time to time, or are otherwise set forth herein or imposed by applicable securities laws.  During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Zamba’s NextNet Stock to provide for the exercise of the rights represented by this Warrant.

(b)           Promptly upon receipt of the purchase price under the Stock Purchase Agreements, the Company shall deliver to NextNet a notice regarding the shares covered by the Stock Purchase Agreements and this Warrant pursuant to the Right of First Offer set forth in the

Right of First Refusal Agreement.  If NextNet elects to exercise its right of first refusal for the shares covered by the Stock Purchase Agreements, the shares and rights covered by this Warrant shall be assigned to NextNet, and the Holder shall not receive any shares of Zamba’s NextNet Stock pursuant to the Stock Purchase Agreements or this Warrant.  If NextNet declines to exercise its right of first refusal, the Company shall, within five business days after the Company’s receipt of NextNet’s notice to decline its right, notify each investor in NextNet eligible under the Right of First Refusal Agreement of its opportunity to exercise its pro rata right of first refusal pursuant to the Right of First Refusal Agreement.  If any of the eligible investors in NextNet elects to exercise its pro rata right of first refusal, a pro rata portion of the shares covered by this Warrant will be assigned to the respective investor(s), and the number of shares of Zamba’s NextNet Stock that the Holder will be eligible to acquire pursuant to this Warrant shall be reduced on a share-for-share basis basis.

3.             Adjustment.  The Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this Section 3:

(a)           If prior to the delivery of the shares of Zamba’s NextNet Stock the Company shall at any time consolidate with or merge into to another corporation (where the Company is not the continuing corporation after such merger, consolidation, sale of all or substantially all of its assets or other change-in-control), or the Company shall sell, transfer or lease all or substantially all of its assets, then, in any such case, the Holder thereupon (and thereafter) shall continue to be entitled to be bound by the terms of this Agreement and shall be entitled to receive the number of shares of Zamba’s NextNet Stock set forth in the first paragraph of this Warrant.

(b)           If prior to the delivery of the shares of Zamba’s NextNet Stock NextNet shall at any time consolidate with or merge into another corporation (where NextNet is not the continuing corporation after such merger, consolidation or other change-in-control), or NextNet shall sell, transfer or lease all or substantially all of its assets, then, in any such case, the Holder thereupon (and thereafter) shall be entitled to receive the number of shares of Zamba’s NextNet Stock (or the proceeds resulting from the sale of such shares in connection with such merger, consolidation, or other change-in-control) set forth in the first paragraph of this Warrant.

4.             Representations and Warranties of the Holder.  As a material inducement for the Company’s entrance into this Warrant, the Holder represents, warrants, covenants and acknowledges to the Company that:

(a)           The Holder understands that the acquisition of the shares of Zamba’s NextNet Stock pursuant to the terms hereof has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws.  Instead, Holder will acquire the Shares pursuant to exemptions from such laws and in doing so is relying on, among other things, the Holder’s representations, warranties, covenants and acknowledgements contained herein.

(b)           The Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and as further represented in Section 5 of this Agreement.

(c)           The Holder has sufficient knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of investing in the shares of

Zamba’s NextNet Stock, and the Holder is thoroughly familiar with NextNet’s business, financial condition and prospects.

(d)           The Holder has been provided with or given access to such information concerning NextNet, including, but not limited to, its business, financial condition and prospects (collectively, “NextNet’s Business”), as the Holder has requested and/or deems necessary and has utilized such information to the Holder’s satisfaction for the purpose of making an investment in the shares of Zamba’s NextNet Stock pursuant to the terms hereof.  The Holder hereby acknowledges that it has made its own independent investigation of NextNet’s Business and that it is not relying on any information which may been provided by the Company, including, but not limited to, the Company’s officers, directors, employees, agents and other representatives (collectively, the “Company Representatives”), in connection with its acquisition of this Warrant and of the shares of Zamba’s NextNet Stock.  The Holder hereby agrees to indemnify and hold harmless each Company Representative in connection with any loss, claim or demand which the Holder now has or in the future may have in connection with its acquisition of the shares of Zamba’s NextNet Stock pursuant to the terms hereof.

(e)           The Holder understands that the acquisition of the shares of Zamba’s NextNet Stock is a highly speculative investment and involves a high degree of risk.  The Holder acknowledges that it may not ever be able to resell the shares of Zamba’s NextNet Stock purchased pursuant to the terms hereof, whether at the price paid by the Holder or otherwise.  The Holder believes that the investment in the shares of Zamba’s NextNet Stock is suitable based upon the Holder’s investment objectives and financial needs and the Holder has adequate means of providing for current financial needs and personal contingencies, has no need for liquidity of investment with respect to the shares of Zamba’s NextNet Stock and can afford a complete loss of such investment.

(f)            The Holder is acquiring the shares of Zamba’s NextNet Stock for its own account, for investment purposes only, and without the intention of reselling or redistributing the same.

(g)           The Holder is aware that, in the view of the Securities and Exchange Commission, a purchase of the shares of Zamba’s NextNet Stock with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in NextNet’s condition, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the shares of Zamba’s NextNet Stock and for which such shares were pledged, would constitute an intent inconsistent with the foregoing representation.

(h)           If, contrary to the Holder’s foregoing intentions, it should later desire to dispose of or transfer any of the shares of Zamba’s NextNet Stock in any manner, the undersigned shall not do so without (i) first obtaining an opinion of counsel satisfactory to NextNet that such proposed disposition or transfer may lawfully be made without registration pursuant to the Securities Act and applicable state securities laws or (ii) registering the resale of such shares under the Securities Act and applicable state securities laws.

(i)            Neither the Company nor NextNet has any obligation to register the shares of Zamba’s NextNet Stock for resale under the Securities Act or any applicable state securities laws, or to take any other action which would facilitate the availability of federal or state registration exemptions in connection with any resale of such shares.  Accordingly, the Holder may be prohibited by law from selling or otherwise transferring or disposing of the Shares and likely will may have to bear the economic risk of its investment in NextNet for an indefinite period.

(j)            The Holder, if other than an individual, represents that (a) the Holder was not organized for the specific purpose of acquiring the shares of Zamba’s NextNet Stock; and (b) this Agreement has been duly authorized by all necessary action on the part of the Holder, has been duly executed by an authorized officer or representative of the Holder, and is a legal, valid, and binding obligation of the Holder enforceable in accordance with its terms.

(k)           There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Holder who might be entitled to any fee or commission from the Company or NextNet upon consummation of the transactions contemplated by this Agreement.

(l)            Holder agrees to be bound by the transfer restrictions described in Section 3.6 of the Zamba Purchase Agreement.

(m)          Holder acknowledges that the provisions of the Right of First Refusal Agreement shall continue to apply to the shares of Zamba’s NextNet Stock acquired by Holder.

(n)           Holder acknowledges that he or she has already received a copy of the Investors’ Rights Agreement.  Holder understands that, pursuant to the terms of the Investors’ Rights Agreement, the registration rights described in Section 1 and the right of first offer described in Section 2.6 thereof have not been assigned to the Holder by the Company.  Accordingly, the Holder is not entitled to any registration rights or rights of first offer with respect to the Holder’s ownership of the shares of Zamba’s NextNet Stock purchased pursuant to the terms hereof.

(o)           Holder acknowledges that the shares of Zamba’s NextNet Stock shall continue to be subject to the terms and conditions of the Zamba Purchase Agreement, the Investors’ Rights Agreement, and the Voting Agreement, except for the provisions of those agreements that, by their nature, are not transferable or assignable to Holder.

(p)           Until such time as Zamba beneficially holds fewer than 100,000 shares of NextNet Series A Preferred Stock, Holder shall vote or act with respect to any and all of its shares of NextNet Series A Preferred Stock acquired hereunder so as to elect the nominee of Zamba to be the representative of the Series A shareholders on the NextNet Board of Directors.

(q)           Holder has informed the purchasers under the Stock Purchase Agreements of the rights granted to Holder pursuant to this Warrant, including the number of shares Holder is eligible to purchase, the exercise price of the Warrant, and the term of the Warrant.

5.             Accredited Investor Status.               The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act, because the Holder meets at least one of the following criteria (please check one):

☐            The Holder is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of the Holder’s purchase; or

☐            The Holder is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the Holder’s spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year; or

☐            The Holder is either (i) a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, (ii) an insurance company as defined in Section 2(13) of the Securities Act, (iii) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act, (iv) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, or (v) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons who are accredited investors; or

☐            The Holder is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

☐            The Holder is an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the shares of Zamba’s NextNet Stock, with total assets in excess of $5,000,000; or

☐            The Holder is a director or executive officer of NextNet; or

☐            The Holder is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the shares of Zamba’s NextNet Stock, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act; or

☐            The Holder is any entity in which all of the equity owners are accredited investors.

6.             No Rights as Shareholder.  This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company or NextNet.

7.             Transfer.  This Warrant and all rights hereunder shall not be transferable, in whole or in part, by the holder hereof without the prior written consent of the Company or NextNet, which consent shall not be unreasonably withheld; provided, however, that any such proposed transfer must be in compliance with applicable securities laws and in compliance with the legend set forth above.  The bearer of this Warrant, when endorsed, may be treated by NextNet and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant.

8.             Miscellaneous.

(a)           Binding Effect.  This Warrant shall be binding upon and inure to the benefit of and be enforceable against the parties hereto and their respective successors and permitted assigns.

(b)           Governing Law.  This Warrant shall in all respects be governed by, and enforced and interpreted in accordance with, the laws of the State of Minnesota, except with respect to its rules relating to conflicts of laws.

(c)           Legends.  The shares of Zamba’s NextNet Stock issued to the Holder pursuant to this Warrant shall contain the following legends:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.  ACCORDINGLY, THESE SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT (i) AN OPINION OF COUNSEL SATISFACTORY TO NEXTNET WIRELESS, INC. THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR (ii) SUCH REGISTRATION.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG NEXTNET WIRELESS, INC. AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AGREEMENT BY AND BETWEEN THE STOCKHOLDER, NEXTNET WIRELESS, INC. AND CERTAIN HOLDERS OF PREFERRED STOCK OF THE CORPORATION.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

(d)           Notices.  All notices, consents, requests, demands, instructions or other communications provided for herein shall be in writing and shall be deemed validly given, made and served when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, (c) sent by reputable overnight delivery service, or (d) sent by telephonic facsimile transmission, and, pending the designation of another address, addressed as follows:

If to the Company:	Zamba Corporation
3033 Excelsior Blvd., Suite 200
Minneapolis, Minnesota 55416
Attn: Chief Financial Officer
Fax: (952) 893-3948

If to the Holder:

Fax:

(e)           Entire Agreement and Counterparts.  This Agreement evidences the entire agreement between the Company and the Holder relating to the subject matter hereof and supersedes in all respects any and all prior oral or written agreements or understandings.  This Agreement may not be amended or modified, and no provisions hereof may be waived, except by written instrument signed by both the Company and the Holder.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one Agreement.

(f)            The Holder and the Company understand the meaning and legal consequences of the agreements, representations and warranties contained herein.  The Holder and the Company agree that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof and payment for the shares of Zamba’s NextNet Stock to be purchased pursuant to the terms hereof.

(g)           Any controversy or claim arising out of or relating to this Warrant, the Holder’s acquisition of the shares of Zamba’s NextNet Stock or any breach of this Agreement, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Securities Arbitration Rules, and judgment on the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

(h)           Headings.  Section headings used in this Agreement have no legal significance and are used solely for convenience of reference.

(i)            Expenses.  Each party shall pay for its own legal, accounting and other similar expenses incurred in connection with the transaction contemplated by this Agreement.

IN WITNESS WHEREOF, the Company and the Holder have executed this Warrant as of the date set forth above.

ZAMBA CORPORATION

By:	/s/ Michael H. Carrel
Name: Michael H. Carrel
Title: CFO

MORGAN STREET PARTNERS, LLC

By: /s/ Ronald Eibensteiner
Name: Title: President
Address:	800 Nicollet Mall, Suite 2690
Minneapolis, MN 55402

WARRANT EXERCISE

(To be signed only upon exercise of this warrant)

The undersigned, the Holder of the foregoing warrant, hereby irrevocably elects to exercise the purchase right represented by such warrant for, and to purchase thereunder,                 shares of common stock of Zamba Corporation, to which such warrant relates and herewith makes payment of $                    therefor in cash, certified check or bank draft and requests that the certificates for such shares be issued in the name of, and be delivered to                , whose address is set forth below the signature of the undersigned.

Dated:

Signature

If shares are to be issued other than to Holder:	Social Security or other Tax Identification No.

Please print present name and address

WARRANT ASSIGNMENT

(To be signed only upon transfer of this warrant in accordance with Section 6)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                      the right represented by the foregoing warrant to purchase the shares of common stock of Zamba Corporation and appoints                                           attorney to transfer such right on the books of Zamba Corporation, with full power of substitution in the premises.

Dated:

Signature

Social Security or other Tax Identification No.

Please print present name and complete address